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                                                                  EXHIBIT 23.05

                           DILLON, READ & CO., INC.
                              535 MADISON AVENUE
                         NEW YORK, NEW YORK 10022



                                                  July 22, 1996




The Board of Directors
Davis Water & Waste Industries, Inc.
1820 Metcalf Avenue
Thomasville, Georgia 31799-1419


Dear Sirs:

  We hereby consent to the use of our firm's name, Dillon, Read & Co., Inc. and reference to and inclusion of the draft of our fairness opinion in the Registration Statement on Form S-4 and the Proxy Statement/Prospectus filed by United States Filter Corporation ("U.S. Filter"), in connection with the merger of USF/DWW Acquisition Corporation, a wholly owned subsidiary of U.S. Filter with and into Davis Water & Waste Industries, Inc. ("Davis"), pursuant to which Davis will become a wholly owned subsidiary of U.S. Filter. In giving this consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                  Sincerely,

                                                  /s/ Dillon, Read & Co., Inc.

                                                  By: /s/ Andrew Silver
                                                  -----------------------------

                                                     Senior Vice President